Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Arotech Corporation
Ann Arbor, Michigan

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 31, 2014, relating to the consolidated financial statements and financial statement schedule of Arotech Corporation appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

             /s/ BDO USA, LLP

Grand Rapids, Michigan
April 8, 2014